Exhibit 99.1
Victoria's Secret & Co. Reports Second Quarter 2022 Results
Diluted EPS of $0.83 and adjusted diluted EPS of $1.09
Provides third quarter and updated full year 2022 guidance

Reynoldsburg, Ohio (August 24, 2022)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today reported 2022 financial results for the second quarter ended July 30, 2022.

Chief Executive Officer Martin Waters commented, “As we celebrate our first year as an independent, publicly-traded company, I would like to express my deepest appreciation for the hard work and dedication of our team of associates and partners around the world. As a company, we undertook and committed to not simply an evolution, but a revolution of our strategy. We aspired to and are proud to be a different company today, with a new leadership team and a mission to welcome, celebrate, and champion all women. We have made much progress, but recognize this transformation is a journey, and our work continues to become the Victoria’s Secret our customers and associates deserve – where everyone feels seen, respected, and valued.”

Martin continued, “We continue to be the market leader in our category and our brand transformation continues to be well received by our customers. Even in a very difficult macroeconomic environment, thanks to our team’s relentless focus on execution, we were able to deliver second quarter adjusted operating income and adjusted earnings per diluted share results within our guidance range. We expect customers will continue to be challenged by inflationary and other financial pressures for the balance of 2022, and we have adjusted our inventory position and cost structure accordingly while allowing for continued investment in growth initiatives. We are confident in our ability to navigate and execute in a shifting consumer landscape with our new, optimized leadership structure which allows for greater agility and focus on the customer and growth initiatives.”

Second Quarter Results
The Company reported net income of $70 million, or $0.83 per diluted share for the second quarter of 2022. This result compares to net income of $151 million, or $1.71 per share for the second quarter of 2021.

Second quarter 2022 reported results include a pre-tax charge of $29 million, principally severance, related to the previously announced restructuring actions to reorganize, streamline and improve our leadership structure. Excluding this special item, adjusted net income was $92 million, or $1.09 per diluted share, which was near the midpoint of the previously communicated guidance of $0.95 to $1.25 per diluted share.

Second quarter 2022 reported operating income was $98 million. Excluding the pre-tax charge mentioned above, adjusted operating income was $127 million, which was in the range of our previously communicated guidance of $125 million to $155 million and compared to $203 million in the second quarter of 2021.

The Company reported net sales of $1.521 billion for the second quarter of 2022, a decrease of 6% compared to net sales of $1.614 billion in the prior year second quarter. This result was below our previously communicated guidance as customer traffic trends decelerated across the retail environment throughout the quarter. Total comparable sales for the second quarter of 2022 decreased 8% compared to the second quarter of 2021.

At the conclusion of this press release, we have included a reconciliation of reported to adjusted results.

Capital Allocation
On March 2, 2022, the Company announced a share repurchase program providing for the repurchase of up to $250 million of the Company’s common stock during the year. During the second quarter, the Company invested $62 million to repurchase 1.7 million shares under this program. Year to date, the Company has invested $171 million to repurchase 3.9 million shares under this program. The Company continues to expect to complete the share repurchase program by the end of fiscal year 2022.

Full Year 2022 Outlook
The Company is forecasting full year 2022 net sales to decrease in the mid to high single digit range compared to last year’s full year net sales of $6.785 billion. At this forecasted level of sales, adjusted operating income is expected to be in the range of $525 million to $575 million, or approximately 8% to 9% of sales.

Third Quarter 2022 Outlook
The Company is forecasting third quarter 2022 net sales to decrease in the high single digit range compared to last year’s third quarter net sales of $1.441 billion. Operating income is expected to be in the range of $10 million to $40 million compared to $108 million in the third quarter of 2021. Earnings are estimated to be in the range of $0.00 to $0.25 per diluted share compared to earnings of $0.81 per share last year.

Victoria’s Secret & Co. will conduct its second quarter earnings call at 8:00 a.m. Eastern on Thursday, August 25, 2022. To listen, call 1-800-619-9066 (international dial-in number: 1-212-519-0836); conference ID 5358727. For an audio replay, call 1-800-839-1169 (international replay number: 1-203-369-3036); conference ID 55163 or log onto www.victoriassecretandco.com. The materials accompanying the earnings call have been posted on the Investors section of the Company’s website. The audio replay will be available approximately two hours after the conclusion of the call.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives. We are committed to empowering our more than 30,000 associates across a global footprint of nearly 1,350 retail stores in approximately 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, could affect our financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•a loss of synergies from separating the businesses that could negatively impact our balance sheet, profit margins or earnings;
•we may not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions, including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and may continue to have an adverse effect on our business and results of operations;
•the seasonality of our business;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to grow through new store openings and existing store remodels;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale, and joint venture partners;
•our direct channel business;
•our ability to protect our reputation and the image of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•our ability to maintain, enforce and protect our trade names, trademarks and patents;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in impacted areas;
◦duties, taxes and other charges;
◦legal and regulatory matters;
◦volatility in currency exchange rates;

◦local business practices and political issues;
◦delays or disruptions in shipping and transportation and related pricing impacts;
◦disruption due to labor disputes; and
◦changing expectations regarding product safety due to new legislation;
•our geographic concentration of vendor and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs, including those caused by inflation;
•our ability to adequately protect our assets from loss and theft;
•claims arising from our self-insurance;
•our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•our ability to comply with regulatory requirements;
•legal and compliance matters; and
•tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. More information on potential factors that could affect our results is included in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2022.

For further information, please contact:

Victoria's Secret & Co.:

Investor Relations:	Media Relations:
Yana Sinkevich	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com

Total Sales (Millions):

	Second Quarter	Second Quarter	% Inc/ (Dec)	Year-to-Date	Year-to-Date	% Inc/ (Dec)
	2022	2021		2022	2021
Stores - North America	$968.5	$1,036.9	(6.6%)	$1,899.4	$1,969.7	(3.6%)
Direct	413.7	468.8	(11.8%)	834.3	989.7	(15.7%)
International[1]	139.0	108.1	28.6%	271.3	208.7	30.0%
Total	$1,521.2	$1,613.8	(5.7%)	$3,005.0	$3,168.1	(5.1%)

1 - Results include consolidated joint venture sales in China, royalties associated with franchised stores and wholesale sales.

Comparable Sales Increase (Decrease):

	Second Quarter	Second Quarter	Year-to-Date	Year-to-Date
	2022	2021	2022	2021
Stores and Direct[1]	(8%)	(9%)	(8%)	6%
Stores Only[2]	(7%)	16%	(5%)	9%

NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic. Please refer to our filings with the Securities and Exchange Commission for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada, consolidated joint venture stores in China and direct sales.
2 - Results include company-operated stores in the U.S. and Canada and consolidated joint venture stores in China.

Total Stores:

	Stores at			Reclassed to	Stores at
	1/29/22	Opened	Closed	Joint Venture[1]	7/30/22
Company-Operated:
U.S.	808	1	(6)	—	803
Canada	26	—	—	—	26
Subtotal Company-Operated	834	1	(6)	—	829

China Joint Venture:
Beauty & Accessories[1]	35	1	(3)	8	41
Full Assortment	30	1	—	—	31
Subtotal China Joint Venture	65	2	(3)	8	72

Partner-Operated:
Beauty & Accessories	335	2	(19)	(8)	310
Full Assortment	128	8	(7)	—	129
Subtotal Partner-Operated	463	10	(26)	(8)	439
Total	1,362	13	(35)	—	1,340
1 - Includes eight partner-operated stores.

VICTORIA'S SECRET & CO.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED JULY 30, 2022 AND JULY 31, 2021
(Unaudited)
(In thousands except per share amounts)
	2022	2021
Net Sales	$1,521,208	$1,613,847
Costs of Goods Sold, Buying and Occupancy	(985,957)	(944,261)
Gross Profit	535,251	669,586
General, Administrative and Store Operating Expenses	(437,739)	(466,855)
Operating Income	97,512	202,731
Interest Expense	(12,968)	(2,812)
Other Loss	(1,328)	(907)
Income Before Income Taxes	83,216	199,012
Provision for Income Taxes	16,005	47,928
Net Income	67,211	151,084
Less: Net Loss Attributable to Noncontrolling Interest	(2,715)	—
Net Income Attributable to Victoria's Secret & Co.	$69,926	$151,084

Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$0.83	$1.71

Weighted Average Shares Outstanding[1]	84,292	88,303

1 - Reported Weighted Average Shares Outstanding reflects diluted shares in the second quarter of 2022. For periods prior to the separation in the third quarter of 2021, basic shares at the separation date are being utilized for the calculation of basic and diluted net income per share.

VICTORIA'S SECRET & CO.
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
TWENTY-SIX WEEKS ENDED JULY 30, 2022 AND JULY 31, 2021
(Unaudited)
(In thousands except per share amounts)
	2022	2021
Net Sales	$3,005,014	$3,168,067
Costs of Goods Sold, Buying and Occupancy	(1,948,257)	(1,826,341)
Gross Profit	1,056,757	1,341,726
General, Administrative and Store Operating Expenses	(865,122)	(913,309)
Operating Income	191,635	428,417
Interest Expense	(25,382)	(3,742)
Other Loss	(5,037)	(1,098)
Income Before Income Taxes	161,216	423,577
Provision for Income Taxes	17,861	98,462
Net Income	143,355	325,115
Less: Net Loss Attributable to Noncontrolling Interest	(7,394)	—
Net Income Attributable to Victoria's Secret & Co.	$150,749	$325,115

Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$1.76	$3.68

Weighted Average Shares Outstanding[1]	85,674	88,303

1 - Reported Weighted Average Shares Outstanding reflects diluted shares in the first and second quarters of 2022. For periods prior to the separation in the third quarter of 2021, basic shares at the separation date are being utilized for the calculation of basic and diluted net income per share.

VICTORIA'S SECRET & CO.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

The non-GAAP financial information presented in this press release should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company's definition of such non-GAAP financial measures may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The non-GAAP financial information should be read in conjunction with the Company's historical financial statements and notes thereto contained in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The table below reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

	Second Quarter		Year-to-Date
	2022	2021	2022	2021
Reconciliation of Reported to Adjusted Operating Income
Reported Operating Income - GAAP	$97,512	$202,731	$191,635	$428,417
Occupancy-related Legal Matter (a)	—	—	21,679	—
Restructuring Charge (b)	29,348	—	29,348	—
Adjusted Operating Income	$126,860	$202,731	$242,662	$428,417

Reconciliation of Reported to Adjusted Net Income Attributable to Victoria's Secret & Co.
Reported Net Income Attributable to Victoria's Secret & Co. - GAAP	$69,926	$151,084	$150,749	$325,115
Occupancy-related Legal Matter (a)	—	—	21,679	—
Restructuring Charge (b)	29,348	—	29,348	—
Tax Effect of Adjusted Items	(7,278)	—	(12,755)	—
Adjusted Net Income Attributable to Victoria's Secret & Co.	$91,996	$151,084	$189,021	$325,115

Reconciliation of Reported to Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.
Reported Net Income Per Diluted Share Attributable to Victoria's Secret & Co. - GAAP	$0.83	$1.71	$1.76	$3.68
Occupancy-related Legal Matter (a)	—	—	0.19	—
Restructuring Charge (b)	0.26	—	0.26	—
Adjusted Net Income Per Diluted Share Attributable to Victoria's Secret & Co.	$1.09	$1.71	$2.21	$3.68
(a) In the first quarter of 2022, we recognized a $21.7 million charge ($16.2 million net of tax of $5.5 million), included in buying and occupancy expense, related to a legal matter with a landlord regarding a high-profile store that we surrendered to the landlord prior to separation.
(b) In the second quarter of 2022, we recognized a $29.3 million charge ($22.1 million net of tax of $7.2 million), $16.2 million included in general, administrative and store operating expense and $13.1 million included in buying and occupancy expense, related to restructuring activities to reorganize our leadership structure.

VICTORIA'S SECRET & CO.
ADJUSTED FINANCIAL INFORMATION
FORECASTED FULL YEAR ENDED JANUARY 28, 2023
(Unaudited, in millions)

Forecasted
Full Year Ended
January 28, 2023
Reconciliation of Operating Income to Adjusted Operating Income
Operating Income - GAAP	$474 to 524
Occupancy-related Legal Matter (a)	22
Restructuring Charge (b)	29
Adjusted Operating Income	$525 to 575
(a) In the first quarter of 2022, we recognized a $21.7 million charge ($16.2 million net of tax of $5.5 million), included in buying and occupancy expense, related to a legal matter with a landlord regarding a high-profile store that we surrendered to the landlord prior to separation.
(b) In the second quarter of 2022, we recognized a $29.3 million charge ($22.1 million net of tax of $7.2 million), $16.2 million included in general, administrative and store operating expense and $13.1 million included in buying and occupancy expense, related to restructuring activities to reorganize our leadership structure.